Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO Shelley Thunen, CFO	Nick Laudico (646) 536-7030 Zack Kubow (646) 536-7020

www.endologix.com

Endologix Announces Preliminary Third Quarter 2014 Revenue and Updates Financial Guidance

Conference Call Scheduled for 8:00 am ET Today, September 29, 2014

IRVINE, Calif., September 29, 2014 – Endologix, Inc. (Nasdaq: ELGX), developer and marketer of innovative treatments for aortic disorders, announced today preliminary unaudited revenue for the third quarter ended September 30, 2014. Endologix anticipates third quarter 2014 global revenue of approximately $37.0 million, representing approximately 11% growth as compared to $33.3 million for the third quarter 2013.

The Company anticipates U.S. revenue to be approximately $27.0 million in the third quarter 2014, representing approximately 2% growth compared to $26.5 million for the same quarter in 2013. International revenue is anticipated to be approximately $10.0 million in the third quarter 2014, representing approximately 47% growth compared to $6.8 million for the same quarter in 2013.

John McDermott, Endologix Chairman and Chief Executive Officer, said, “Our third quarter preliminary revenue reflects anticipated seasonality and increased competition in the U.S.

Exhibit 99.1

Internationally, Nellix® continues to perform very well with a significant amount of physician interest. However, during the quarter we began to see some softness in Japan, which we expect will continue through the end of the year. Accordingly, we are updating our revenue guidance for the full year.”

DURAPLY ePTFE Graft Material
Endologix also announced the introduction of DURAPLY™ ePTFE Graft Material for the AFX® Endovascular AAA System. DURAPLY is manufactured with an advanced, proprietary ePTFE processing technology that optimizes strength and conformability. As a result, the Company will realize an inventory write-off of approximately $4.5 million for existing graft material inventory, or $0.07 per share, in the third quarter 2014.

Mr. McDermott added, “While our existing graft material and AFX platform already achieve very good clinical results, we anticipate the new DURAPLY material will be even better. We decided to proactively make the switch to DURAPLY to provide our latest biomaterials technology to our physicians and their patients. The introduction of DURAPLY, along with the announcement earlier today of the LEOPARD clinical trial and completion of enrollment in the EVAS FORWARD – Global Registry, demonstrates our commitment to be the innovation leader in the treatment of AAA.”

“We are updating our full year Adjusted Net Loss per Share and EBITDA guidance to reflect the $4.5 million inventory charge and our updated expectations for full year revenue,” Mr. McDermott concluded.

Financial Guidance
Based on the preliminary third quarter 2014 revenue results and recent developments, Endologix is updating its full year 2014 financial guidance as follows:

Revenue: $145 million to $148 million, representing growth of 10% to 12% from 2013, compared to previous guidance of $148 million to $152 million.

Adjusted Net Loss Per Share (non-GAAP and defined below): $(0.37) to $(0.43) per share, compared to previous guidance of $(0.27) to $(0.33).

Exhibit 99.1

Adjusted EBITDA Per share (non-GAAP and defined below): $(0.20) to $(0.26) per share, compared to previous guidance of $(0.10) to $(0.16) per share.

Conference Call Information
Endologix's management will host a conference call today to discuss these topics, beginning at 8:00 A.M. Eastern time (5:00 A.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for fourteen days following the completion of the call by dialing (877) 870-5176 from the U.S. or 1-(858)-384-5517 from outside the U.S., and entering pin number 13591891. The conference call will be broadcast live over the Internet at www.endologix.com and will be available for 30 days. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website for 30 days.

About Endologix, Inc.
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. Endologix focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Cautions Regarding Forward-Looking Statements
Except for historical information contained herein, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to estimated revenue for Q3 2014, physician interest in Nellix, performance of

Exhibit 99.1

Nellix, continued softness in revenue into Japan, the magnitude of the inventory write-off associated with the DuraPly introduction, the clinical performance of the DuraPly material, and the financial guidance, the accuracy of which are necessarily subject to risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Endologix. Many factors may cause actual results to differ materially from anticipated results, including the review of Q3 2014 financial statements, success of sales efforts for existing products and related new products, product research and development efforts, unexpected litigation expenses, changes to the regulatory environment for the medical device industry, risks associated with international operations, Endologix's ability to protect its intellectual property, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Endologix undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's Annual Report on Form 10-K for the year ended December 31, 2013, and Endologix's other filings with the Securities and Exchange Commission, for more detailed information regarding these risks and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share", (3) "Adjusted EBITDA", and (4) "Adjusted EBITDA Per Share" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Exhibit 99.1

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Definitions:

"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration due primarily to the increase or decrease in the Endologix common stock price; (ii) interest expense from the Company's convertible debt; (iii) legal settlement costs; (iv) contract termination and business acquisition expenses; and (v) business development expenses, including licensing costs related to research and development activities.

In the three months and nine months ended September 30, 2014, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability and (ii) interest expense from the Company's convertible debt.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) legal settlement costs; (iv) contract termination fees; (v) the effects of business development transactions and business acquisitions; and (vi) other non-recurring expenses or income, as described by Endologix.

(2) "Adjusted Net Income (Loss) per Share" is a non-GAAP measure defined by Endologix as Adjusted Net Income (Loss) divided by the average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

Adjusted EBITDA and Adjusted EBITDA Per Share Definitions:

(3) "Adjusted EBITDA" is a non-GAAP measure defined by Endologix as "Adjusted Net Income (Loss)" plus income tax expense or (benefit), depreciation and amortization expense, stock-based compensation expense, and foreign currency re-measurement (gains) or losses.

Exhibit 99.1

(4) "Adjusted EBITDA per Share" is a non-GAAP measure defined by Endologix as Adjusted EBITDA divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

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